                                                                     Ex. 3.4

                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          SITHE MARYLAND HOLDINGS LLC


     This LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of Sithe Maryland Holdings LLC (formerly "Sithe Deep Creek LLC"), a Delaware limited liability company (the "Company"), is effective as of December 28, 1998.

     1. Formation. The Company has been formed as a single member limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C Section 18-101, et. seq., as it may be amended from time to time (the "Act"), by the filing of the Certificate of Formation of the Company (the "Certificate") with the Secretary of State of the State of Delaware on the date first written above. The rights and obligations of the Member (as defined below) and the administration and termination of the Company shall be governed by this Agreement and the Act. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern.

     2.   Name.  The name of the Company is "Sithe Maryland Holdings LLC".

     3. Member. Sithe Mid-Atlantic, Inc. (the "Member") is the sole member of the Company.

     4. Registered Office and Agent. The registered office and registered agent of the Company in the State of Delaware shall be as the Company designates on its Certificate of Formation filed with the Secretary of State of the State of Delaware, as such Certificate may be amended from time to time. The Company may have such other offices as the Member may designate from time to time. The mailing address of the Company shall be c/o Sithe Energies, Inc., 450 Lexington Avenue, New York, New York 10017.

     5. Purpose. The purpose of the Company is to engage in any and all lawful businesses or activities in which a limited liability company may be engaged under applicable law.

     6. Management. The Member shall be authorized to make all decisions and to take all actions it determines necessary, advisable or desirable relating to the business, affairs, investments, and properties of the Company including, without limitation, the formation of or investment in, such subsidiary or affiliate companies of the Company as it determines advisable or desirable.

     7. Officers. The Member may delegate its authority to act on behalf of the Company and to manage the business affairs of the Company to one or more officers of the Company appointed by the Member. The Member may from time to time create offices of the Company, designate the powers that may be exercised by such office, and appoint, authorize and empower any person as an officer of the Company ("Officer") to direct such office. The initial offices of the Company and the initial Officers of the Company serving in such offices are set forth on Annex 1 which is attached hereto and made a part hereof. The Member may remove any Officer at any time and may create, empower and appoint such other Officers of the Company as the Member may deem necessary or advisable to manage the day-to-day business affairs of the Company. To the extent delegated by the Member, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name of and on behalf of the Company. No such delegation shall cause the Member to cease to be a member. Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no person other than the Member and such Officers designated by the Member shall have any right, power, or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

     8. Capital Contributions. The Member may make capital contributions to the Company from time to time, but shall not be required to make any capital contributions.

     9. Allocations; Distributions. Each item of income, gain, loss, deduction and credit of the Company shall be allocated 100% to the Member. Each distribution of cash or other property by the Company shall be made 100% to the Member. Distributions shall be made to the Member at the times and in the amounts determined by the Member.

     10. Limited Liability of the Member. The Member shall have no liability for obligations or liabilities of the Company unless such obligations or liabilities are expressly assumed by the Member in writing.

     11. Indemnification. The Member and each person who is or has agreed to become a director or officer of the Company, or each such person who serves or has agreed to serve at the request of the Company as a director or officer of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Company to the full extent permitted by the Limited Liability Company Act of the State of Delaware or any other applicable laws as now or hereafter in effect. The right to indemnification conferred in this Section 11 shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Without limiting the generality or effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Section. No amendment to this Section 11 shall apply to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to claims asserted before or after such amendment arising from acts or omissions occurring in whole or in part before the effective date of such amendment.

     12. Dissolution. The Company shall dissolve and its business and affairs shall be wound up upon the written consent of the Member or the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the dissolution of the Company, the affairs of the Company shall be liquidated forthwith. The assets of the Company shall be used first to pay or provide for the payment of all of the debts of the Company, with the balance being distributed to the Member.

     13. Assignment. The Member may assign in whole or in part its limited liability company interest in the Company.

     14. Admission of Additional Members. The Member may admit additional members in its discretion.

     15. Amendment. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

     16. No Third-Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

        [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

                                            Sithe Mid-Atlantic, Inc.,
                                            as sole member


                                            By: /s/  David L. Tohir
                                                --------------------------------
                                            Name: David L. Tohir
                                                  ------------------------------
                                            Title: President
                                                   -----------------------------

                                    ANNEX 1

                                    OFFICERS

NAME                          TITLE
----                          -----
Richard J. Cronin, III        President

Richard J. Cronin, III        Secretary

Sandra Manilla                Treasurer

                                AMENDMENT TO THE
                      LIMITED LIABILITY COMPANY AGREEMENT
                         OF SITHE MARYLAND HOLDINGS LLC

          This Amendment (this "Amendment") to the Limited Liability Company Agreement (the "Agreement") of Sithe Maryland Holdings LLC, a Delaware limited liability company (the "Company"), is made and entered into effective as of May 12, 2000.

          WHEREAS, pursuant to the Purchase Agreement dated as of February 19, 2000, among Reliant Energy Power Generation, Inc., Reliant Energy, Incorporated, Sithe Energies, Inc., and Sithe Northeast Generating Company, Inc. (as amended and supplemented, the "Purchase Agreement"), Reliant Energy Northeast Generation, Inc., a Delaware corporation ("Generation") has acquired (the "Acquisition") all of the limited liability company interests of the Company; and

          WHEREAS, in connection with the Acquisition, Generation, as the sole holder of all the member interests in the Company, desires to amend the Agreement as set forth herein.

          NOW THEREFORE, pursuant to Section 15 of the Agreement, Generation, as sole member of the Company, hereby amends the following sections of the Agreement as set forth below:

          1. Section 2 of the Agreement is hereby amended in its entirety to read as follows:

     "2. Name: The name of the Company is "Reliant Energy Maryland Holdings, LLC"."

          2. Section 3 of the Agreement is hereby amended in its entirety to read as follows:

     "3. Member. Reliant Energy Northeast Generation, Inc. (the "Member") is the sole member of the Company."

          3. The last sentence of Section 4 of the Agreement is hereby amended in its entirety to read as follows:

     "The mailing address and principal business office of the Company shall be c/o Reliant Energy Northeast Generation, Inc., 1111 Louisiana, Houston, Texas 77002."

     IN WITNESS WHEREOF, the undersigned as sole member of the Company has caused this Amendment to be executed on the date and year first above written.


                                       RELIANT ENERGY NORTHEAST GENERATION, INC.

                                       By: /s/ J. DOUGLAS DIVINE
                                           -------------------------------------
                                           J. Douglas Divine
                                           President

                                  AMENDMENT TO
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          SITHE MARYLAND HOLDINGS LLC

     This Amendment to Limited Liability Company Agreement (this "Amendment"), of Sithe Maryland Holdings LLC, a Delaware limited liability company (the "Company") is effective as of November 23, 1999.

     WHEREAS, Sithe Northeast Generating Company, Inc. ("Northeast Generating") has been admitted as a member of the Company;

     WHEREAS, Sithe Mid-Atlantic, Inc. is withdrawing as a member of the Company;

     WHEREAS, Northeast Generating shall thereafter be the sole member of the Company; and

     WHEREAS, pursuant to Section 15 of the Limited Liability Company Agreement of Sithe Maryland Holdings LLC (the "LLC Agreement"), the LLC Agreement may only be amended or modified by a written instrument executed by the member;

     NOW, THEREFORE:

     1. Section 3 of the LLC Agreement is hereby amended by deleting Section 3 in its entirety and by replacing it with the following:

          3. Member. Sithe Northeast Generating Company, Inc. (the "Member") is the sole member of the Company.

     2. Except as amended hereby, the LLC Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

                                       Sithe Northeast Generating Company, Inc., as sole member

                                       By: /s/ HYUN PARK
                                           -------------------------------------
                                       Name: Hyun Park
                                       Title: Senior VP & General Counsel &
                                              Secretary

                                AMENDMENT TO THE
                      LIMITED LIABILITY COMPANY AGREEMENT
                    OF RELIANT ENERGY MARYLAND HOLDINGS, LLC


          This Amendment (this "Amendment") to the Limited Liability Company Agreement (the "Agreement") of Reliant Energy Maryland Holdings, LLC, a Delaware limited liability company (the "Company"), is made and entered into effective as of July 28, 2000.

          WHEREAS, pursuant to the Assignment of LLC Interests dated as of July 28, 2000, among Reliant Energy Mid-Atlantic Power Holdings, LLC, a Delaware limited liability company ("Holdings") and Reliant Energy Northeast Generation, Inc., a Delaware corporation, Holdings has acquired (the "Acquisition") all of the limited liability company interests of the Company; and

          WHEREAS, in connection with the Acquisition, Holdings, as the sole holder of all the member interests in the Company, desires to amend the Agreement as set forth herein.

          NOW THEREFORE, pursuant to Section 15 of the Agreement, Holdings, as sole member of the Company, hereby amends the following sections of the Agreement as set forth below:

     Section 3 of the Agreement is hereby amended in its entirety to read as follows:

     "3. Member. Reliant Energy Mid-Atlantic Power Holdings, LLC (the "Member") is the sole member of the Company."

     IN WITNESS WHEREOF, the undersigned as sole member of the Company has caused this Amendment to be executed on the date and year first above written.


                                        RELIANT ENERGY MID-ATLANTIC
                                        POWER HOLDINGS, LLC


                                        By: /s/ JAMES E. HAMMELMAN
                                           -------------------------------------
                                           James E. Hammelman
                                           Treasurer

                                AMENDMENT TO THE
                      LIMITED LIABILITY COMPANY AGREEMENT
                    OF RELIANT ENERGY MARYLAND HOLDINGS, LLC


          This Amendment (this "Amendment") to the Limited Liability Company Agreement (the "Agreement") of Reliant Energy Maryland Holdings, LLC, a Delaware limited liability company (the "Company"), is made and entered into effective as of August 1, 2000.

          WHEREAS, Reliant Energy Mid-Atlantic Power Holdings, LLC, ("Mid-Atlantic") as the sole holder of all the member interests in the Company, desires to amend the Agreement as set forth herein.

          NOW THEREFORE, pursuant to Section 15 of the Agreement, Mid-Atlantic, as sole member of the Company, hereby amends the following sections of the Agreement as set forth below:

          1. Section 6 of the Agreement is hereby amended in its entirety to read as follows:

     "6. Management.

     Member. Except as otherwise provided under this Agreement, the Member shall not perform any act on behalf of the Company, incur any expense, obligation or indebtedness of any nature on behalf of the Company, or in any manner participate in the management of the Company or receive or be credited with any amounts.

     Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Delaware Act, the Certificate of Formation of the Company or this Agreement.

     Number and Qualifications of Managers. The Member shall have the right to take action pursuant to a meeting of the Member or unanimous written consent of the Member to designate one or more Managers and to remove, replace or fill any vacancy occurring for any reason of any Manager. The number of Managers of the Company shall be two; but the number of Managers may be changed by unanimous agreement of the Member. Managers need not be residents of the State of Delaware or Members of the Company. The Managers, in their discretion, may elect a chairman of the Managers who shall preside at any meetings of the Managers.

     Powers of the Managers. Without limiting the generality of this Section 6, the Managers shall have power and authority, acting in concert in accordance with this Agreement, to cause the Company to do and perform all acts as may be necessary or appropriate to the conduct of the Company's business.

     Delegation of Rights and Powers to Manage. The Managers shall have the power and authority to delegate to one or more other persons the Managers' rights and powers to manage and control the business and affairs of the Company, including to delegate to agents, officers and employees of a member or manager of the Company and to delegate by a management agreement or another agreement with, or otherwise to, other persons. Without limiting the generality of the preceding sentence, the Managers may delegate their rights and powers to manage pursuant to resolutions adopted by the Managers.

     Loan to Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

     Borrowing. In the event that the Company, in order to discharge costs, expenses or indebtedness, requires funds in excess of the funds provided by Capital Contributions of the Members and by revenues, the Managers shall be authorized, at any time and from time to time, to cause the Company to borrow additional funds, as shall in the judgment of the Managers be sufficient for such purposes and upon such terms as the Managers may deem advisable."

          2. Section 7 of the Agreement is hereby amended in its entirety to read as follows:

     "7. Officers. The Managers of the Company may elect the officers of the Company, who shall hold offices specified by the Managers for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers; and each officer of the Company shall hold office until his successor is chosen and qualified or until his earlier resignation or removal. Any officer elected by the Managers may be removed at any time by the affirmative vote of the Managers. Any vacancy occurring in any office of the Company may be filled by the unanimous agreement of the Managers. The salaries of all officers of the Company shall be fixed by the Managers but must be approved by the Member."

          3. Section 8 of the Agreement is hereby amended in its entirety to read as follows:

     "8. Capital Contributions. The Member may make capital contributions to the Company from time to time, but shall not be required to make any capital contributions. A class of equity interests denominated the "Common Shares" is hereby designated as the sole class of equity interests of the Company. Each issued and outstanding Common Share shall at any time represent that undivided portion of all of the rights, duties, obligations and ownership interests in the Company in proportion to the total number of Common Shares outstanding at such time. The Company shall issue to the Member 1,000 Common Shares to reflect the capital contribution heretofore made by the Member. Upon issuance, such Common Shares shall be validly issued and outstanding, fully paid and nonassessable."

        IN WITNESS WHEREOF, the undersigned as sole member of the Company has caused this Amendment to be executed on the date and year first above written.


                                        RELIANT ENERGY MID-ATLANTIC POWER
                                        HOLDINGS, LLC


                                        By:  /s/
                                           ------------------------------

                                AMENDMENT TO THE
                      LIMITED LIABILITY COMPANY AGREEMENT
                    OF RELIANT ENERGY MARYLAND HOLDINGS, LLC

            This Amendment (this "Amendment") to the Limited Liability Company Agreement (the "Agreement") of Reliant Energy Maryland Holdings, LLC, a Delaware limited liability company (the "Company"), is made and entered into effective as of August 22, 2000.

            WHEREAS, Reliant Energy Mid-Atlantic Power Holdings, LLC, ("Mid-Atlantic") as the sole holder of all the member interests in the Company, desires to amend the Agreement as set forth herein.

            NOW THEREFORE, pursuant to Section 15 of the Agreement, Mid Atlantic, as sole member of the Company, hereby amends the following sections of the Agreement as set forth below:

      Section 8 of the Agreement is hereby amended in its entirety to read as follows:

      "8. Capital Contributions. The Member may make capital contributions to the Company from time to time, but shall not be required to make any capital contributions. Membership interests in the Company shall be evidenced by certificates issued by the Company, shall be deemed "securities" as such term is used in Article 8 of the Delaware Uniform Commercial Code ("Article 8") and shall be governed by Article 8. The certificates shall be denominated the "Common Shares" and shall represent the membership interests in the Company in proportion to the total number of Common Shares outstanding at such time. The Company shall issue to the sole Member 1,000 Common Shares to reflect its membership interest. Upon issuance, such Common Shares shall be validly issued and outstanding, fully paid and nonassessable."

            IN WITNESS WHEREOF, the undersigned as sole member of the Company has caused this Amendment to be executed on the date and year first above written.

                                          RELIANT ENERGY MID-ATLANTIC POWER
                                          HOLDINGS, LLC


                                          By:  /s/ JOHN H. STOUT
                                             ----------------------------------